UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

Viking Global Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Greenway Plaza, Suite 1100, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (281) 404-4387

Camber Energy, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 8, 2026 at 12:01 a.m. ET, Camber Energy, Inc. (the “Company”) changed its corporate name to Viking Global Technologies, Inc. (the “Name Change”) pursuant to Articles of Amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) filed with the Secretary of State of the State of Nevada on August 27, 2026 pursuant to NRS 78.385 and NRS 78.390.

The Name Change was approved by the Company’s Board of Directors by unanimous written consent in lieu of a meeting pursuant to NRS 78.315, effective as of August 26, 2026, and did not require stockholder approval pursuant to NRS 78.390. The Name Change does not affect the rights of the Company’s stockholders or the number or validity of the Company’s issued and outstanding shares of capital stock.

The Company’s common stock continues to be quoted on the OTCQB under the trading symbol “CEIN.” The Company has submitted the Name Change and a request for a new trading symbol to the Financial Industry Regulatory Authority (“FINRA”). The Company expects to announce the effective date of any trading symbol change following completion of FINRA’s processing of the corporate action.

A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of Camber Energy, Inc., effective September 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING GLOBAL TECHNOLOGIES, INC.

Date: September 14, 2026	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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